UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 10, 2016, Robert W. Hau accepted an offer to become the Chief Financial Officer of Fiserv, Inc. (the “Company”). Mr. Hau is anticipated to begin service as the Company’s CFO on March 14, 2016. Mr. Hau is 50 years of age. Mr. Hau currently serves as the Executive Vice President and Chief Financial Officer of TE Connectivity Ltd., a global technology company that manufactures connectivity and sensors solutions, a position he has held since 2012. He served as Executive Vice President and Chief Financial Officer at Lennox International Inc., a global provider of climate control solutions, from 2009 to 2012 and Vice President and Chief Financial Officer for Honeywell International Inc.’s Aerospace Business Group from 2006 to 2009. Mr. Hau joined Honeywell (initially AlliedSignal) in 1987 and served in a variety of senior financial leadership positions, including Vice President and Chief Financial Officer for its Aerospace Electronic Systems Unit and for its Specialty Materials Business Group.

The Company and Mr. Hau entered into a Letter Agreement, which was effective February 10, 2016 upon Mr. Hau’s completion of the Company’s pre-hiring processes (the “Letter Agreement”). Under the Letter Agreement, Mr. Hau is entitled to, among other things: (i) an annual base salary of $625,000; (ii) equity awards to be granted on his start date consisting of $2,500,000 of restricted stock units and $3,000,000 of stock options, each of which will vest equally on the third and fourth anniversary of grant; (iii) a one-time cash award of $500,000 to be paid within 30 days of his start date, provided that Mr. Hau must repay such amount if he leaves the Company within 24 months; (iv) eligibility to participate in the Company’s annual cash incentive plan with a bonus target of 110% of base salary and a maximum of 220% of base salary; (v) eligibility to participate in the Company’s annual equity incentive plan beginning in February 2017 with an equity target of $2,000,000 delivered in the form of restricted stock units, stock options and performance share units with vesting to occur over a three to four year period; (vi) eligibility to participate in the Company’s executive severance plan, which provides 12 months of severance benefits if he is terminated without cause, and, if he is terminated without cause and the equity awards granted on his start date are not fully vested, the remaining unvested awards will vest; and (vii) a relocation package consistent with that provided to similarly situated executives of the Company covering all reasonable expenses, provided that Mr. Hau must reimburse the Company for costs related to the relocation if his employment terminates within 24 months for any reason other than a reduction in force.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company previously disclosed that Thomas J. Hirsch, the current Chief Financial Officer of the Company, advised the Company that he intended to retire on March 31, 2016. Mr. Hirsch will cease to serve as the Company’s CFO effective upon Mr. Hau’s commencement of service as CFO, which is expected to be March 14, 2016.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Letter Agreement, effective February 10, 2016, between Fiserv, Inc. and Robert W. Hau.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: February 16, 2016	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Chief Financial Officer, Treasurer and
Assistant Secretary

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated February 16, 2016

Exhibit Number

(10.1)	Letter Agreement, effective February 10, 2016, between Fiserv, Inc. and Robert W. Hau.